Exhibit 10.1
LULULEMON ATHLETICA INC.
EXECUTIVE BONUS PLAN
1. Purpose. This plan is intended to provide an incentive for our executives to help lululemon athletica inc. (the “Company”) achieve our annual performance objectives, to link their compensation to our business strategies and pay-for-performance philosophy, and to help us attract and retain the services of qualified and highly-skilled executives.

2. Plan Term. This plan will continue in effect until it is amended or terminated in accordance with the terms of this plan.

3. Administration. Subject to applicable law and regulation, the People, Culture and Compensation Committee of the board of directors of the Company, or another committee designated by the board of directors (the “Committee”), will have the sole discretion and authority to administer and interpret this plan. Subject to the express limitations of this plan, the Committee has the authority in its sole discretion to determine the time or times at which bonus payments are made, the selection of eligible executives, the determination of performance goals, form of payment, and all other terms of the bonus payment. The Committee has discretionary authority to interpret this plan, to make all factual determinations under this plan, to make all other determinations the Committee determines to be necessary or advisable for the administration of this plan, and to take all other actions the Committee determines to be necessary or desirable to administer this plan (the making of any such interpretations, and the taking of any such actions to be conclusive evidence of that determination). All interpretations, determinations, and actions, by the Committee will be final, conclusive, and binding upon all parties.

4. Eligibility. Employees eligible to participate in this plan include anyone serving the position of senior vice president and above, and any other senior officers of the Company designated by the Committee. The Company’s chief executive officer may recommend employees to be considered eligible to participate in the plan, but the Committee has sole discretion to determine eligible employees. Eligibility will cease upon termination of the participant’s employment, withdrawal of eligibility designation by the Committee, transfer to a position compensated otherwise than as provided in the plan, termination of the plan by the Company, or if the participant engages, directly or indirectly, in any activity which is competitive with any Company activity. If a Participant changes from an eligible position to an ineligible position, eligibility to participate in the plan will be at the discretion of the Committee.

5. Bonus Determinations.

(a) Performance Goals. The Committee may establish performance goals that relate to financial, operational or other performance of the Company or any of its subsidiaries or divisions, to individual performance objectives of the participant, or to any other performance goal established by the Committee in connection with a potential bonus payment (the “Performance Goals”). Performance Goals may relate to annual, semi-annual, quarterly or other performance periods established by the Committee, although it is generally expected that the Committee will establish annual performance periods under this plan. Following the completion of any performance period (at a time determined by the Committee in its sole discretion) the Committee will evaluate attainment of the Performance Goals. The Committee may revise or refine Performance Goals in its discretion.

(b) Bonus Formulas. Except as otherwise provided in this plan or determined by the Committee, any bonuses paid to participants under this plan will be based upon formulas that tie those bonuses to the attainment of the Performance Goals. Formulas may include a target bonus amount that would be paid to a participant under the plan if 100% of the Performance Goals were met, which may be a percentage of the participant’s base cash salary, or according to any other formula or method established by the Committee. Notwithstanding the foregoing, the Company may pay bonuses (including discretionary bonuses) to participants under this plan based upon such other terms and conditions as the Committee may in its sole discretion determine.

6. Bonus Payouts.

(a) Unless otherwise determined by the Committee, bonuses paid under this plan will be made in a lump sum cash payment and in all events will be paid no later than the 15th day of the third calendar month following the end of the fiscal year in which the applicable performance period ended. The Committee is authorized to determine in its sole discretion the amount of any bonus payment to a plan participant, the percentage attainment of any applicable Performance Goals, and any other matter relating to the amount of a bonus payment. Except as otherwise provided in this plan or determined by the Committee, a bonus under this plan will be earned as of the end of the performance period and will be paid to the participant if, and only if, the participant remains an employee of the Company through the date on which the bonus payouts are made to participants under the plan, except in the case of termination due to disability or death. Any bonus payment to a participant whose employment terminated during a performance period due to disability or death will be made at the same time bonus payments are made to participants in such performance period generally.

(b) Except as otherwise determined by the Committee, the bonus payout will be appropriately prorated for any participant (1) who meets eligibility criteria and becomes a plan participant after the start of the performance period but before 80% of the performance period has elapsed, or (2) whose employment with the Company is terminated before the completion of the performance period because of disability or death. If the participant is on a leave of absence for a portion of the performance period, the Committee may reduce the participant’s bonus payout on a prorated basis. Unless the Committee determines otherwise, prorations will be based on the number of full months during which the participant participated in the plan during the performance period, with credit given for a full month if the participant is eligible for 15 or more calendar days during that month. If a participant changes positions with the Company during the performance period, the Committee may in its discretion prorate the participant’s bonus payout by the number of months served in each position.

(c) All payments under this plan are subject to deduction by the Company of all applicable income and employment withholding taxes. The Company does not guarantee the tax treatment of any payments under this plan. By accepting a bonus payout under this plan, each participant acknowledges and agrees that the participant (1) is responsible for any taxes owing with respect to the payments and benefits to be provided under this plan, (2) has not relied on any tax advice provided by the Company in connection with the payments and benefits to be provided under this plan, and (3) has been advised to consult with an independent tax advisor regarding any questions concerning tax matters related to any such payments and benefits.

7. Clawback Policy. By accepting a bonus payout under this plan, each participant acknowledges and agrees that all bonus payouts under this plan are subject to the terms and conditions of the Company’s Policy for Recoupment of Incentive Compensation, as such policy may be amended from time to time, or any successor policy adopted by the board of directors.

8. Amendment and Termination. The board of directors of the Company may amend or terminate this plan at any time in its sole discretion.

9. Miscellaneous.

(a) Neither the Company nor any of its directors, officers, or other employees will be liable to any person for any action taken or omitted in connection with the administration of this plan unless attributable to that person’s own fraud or willful misconduct.

(b) Nothing contained in this plan and no action taken under the provisions of this plan will create or be construed to create a trust of any kind. Any liability of the Company to pay a bonus under this plan stems solely from the terms of the plan and is subject to the terms and conditions of the plan. Any interest of a participant in plan benefits is an unsecured claim against the general assets of the Company. No participant has any interest in any fund or in any specific asset of the Company by reason of any plan benefits. Accordingly, plan benefits are not secured by any trust, pledge, lien or encumbrance on any property of the Company or on the assets of any benefit trust. The Company intends that the plan be unfunded for tax purposes and for purposes of Title I of Employee Retirement Income Security Act of 1974, as amended, if applicable.

(c) This plan does not give any employee or participant a right to remain in the employ of the Company or affect the right of the Company to terminate the employment of any employee or participant at any time, with or without cause.

(d) The rights of a participant to plan benefits are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the participant, and any attempt to assign, pledge or encumber that interest will be void. To the extent requested by the Company, each participant and the participant’s spouse must acknowledge in writing that the plan benefits are non-transferable, including in the event of death or marital separation.

(e) The terms and conditions of this plan will inure to the benefit of and bind the Company and the participants, and their successors, assigns and personal representatives. This plan will not confer on any person other than the Company and any participant any rights or remedies hereunder.

(f) This plan together with any agreement of participation in the plan constitute the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any participant and the Company other than those as expressly provided herein.

(g) This plan will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.
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